No. 236 of the Roll of Deeds for 1999                          Uncertified Copy
dated December 17, 1999 of the notary                          ----------------
Dr. Werner Wenger, Basel



                                  NOTARIAL DEED

                         PURCHASE AND TRANSFER AGREEMENT

Before me, the undersigned public notary

                                DR. WERNER WENGER

at Basel / Switzerland appeared today:

1. Attorney at law Mr. Wolfdietrich Geidel, born June 1, 1957, German citizen, resident Am Wachholderberg 7B, D-61462 Koenigsstein, business address Brueningstrasse 50, D-65929 Frankfurt am Main, identified by submission of his official identity card, acting in the name of

            a) Diogenes Dreizehnte Vermoegensverwaltungs GmbH, Brueningstrasse 50, D-65929 Frankfurt am Main, registered with the commercial register of Frankfurt under HRB No. 45203, by virtue of the power of attorney dated December 10, 1999, submitted in the original and attached hereto in a notarized copy as annex A, including the certificate of power of representation,

                                         -hereinafter referred to as "SELLER" -

            b) Celanese AG, Brueningstrasse 50, D-65926 Frankfurt am Main, registered with the commercial register of Frankfurt under HRB No. 42283, by virtue of the power of attorney dated December 10, 1999, submitted in the origi-
                     nal and attached hereto in a notarized copy as annex B, including the certificate of power of representation,

                                       -hereinafter referred to as "CELANESE" -

2. Attorney at law Dr. iur. Michael Winter, born April 10, 1964, German citizen, resident Schloss-Wolfsbrunnenweg 32, D-69118 Heidelberg, business address c/o BASF Aktiengesellschaft, Gebaeude D-100, D-67056 Ludwigshafen, identified by submission of his official identity card, acting in the name of

                     BASF Aktiengesellschaft, Carl-Bosch-Strasse 38, D-67056 Ludwigshafen, registered with the commercial register of Ludwigshafen under HRB No. 3000, by virtue of the power of attorney dated December 14, 1999, submitted in the original and attached hereto as annex C,

                                        - hereinafter referred to as "BUYER" -.

                                -----------------

Before the beginning of the following notarization, the notary explained the prohibition of participation pursuant to the Law of Notaries of the City of Basel (baselstaedtisches Notariatsrecht) (EG/ZGB Section 233 subsection 1 no. 4) and pursuant to the German Authentication Act (Beurkundungsgesetz) (Section 3 subsection 1 no. 7). He asked the persons appearing whether he or a person with whom he is associated in order to jointly exercise his profession or with whom he shares his business premises are or were already active in the matter within the meaning of these provisions. The persons appearing and the notary stated that this is not the case.

                                -----------------

Thereupon the persons appearing, acting as indicated, asked for notarization of the following

                         PURCHASE AND TRANSFER AGREEMENT

                         PURCHASE AND TRANSFER AGREEMENT

                                     between

Diogenes Dreizehnte Vermoegensverwaltungs GmbH,
Brueningstrasse 50, 65929 Frankfurt am Main, registered with the commercial register of Frankfurt under HRB No. 45203

                                       - hereinafter referred to as ,,SELLER" -

Celanese AG,
Brueningstrasse 50, 65929 Frankfurt am Main, registered with the commercial register of Frankfurt under HRB No. 42283

                                      - hereinafter referred to as "CELANESE" -

BASF Aktiengesellschaft,
Carl-Bosch-Strasse 38, 67056 Ludwigshafen, registered with the commercial register of Ludwigshafen under HRB No. 3000

                                         - hereinafter referred to as "BUYER" -

PREAMBLE

1. The Seller, the Buyer and BASF Nederland B.V. domiciled in Arnheim, the Netherlands ("BASF B.V."), are the only shareholders of Targor GmbH (hereinafter referred to as "Targor"), registered with the commercial register of Mainz under HRB No. 6473, with a nominal capital of DM 19,994,000.00. Thereof, the Seller holds several shares in the aggregate nominal value of DM 9,997,000.00, the Buyer holds several shares in the aggregate nominal value of DM 9,996,000.00 and BASF B.V. holds one share in the nominal value of DM 1,000.00. On December 16, 1998, the general shareholders' meeting of Targor resolved an increase in the share capital and admitted Buyer and Hoechst AG, Frankfurt am Main (hereinafter referred to as "Hoechst AG"), to subscribe a share of DM 1,000.00 each (notarial deed No. 2831/1887 S of the notary JR Hans Theo Schnatterer in Mainz). This capital increase has not yet been registered with the commercial register yet.

     The nominal capital in the amount of DM 19,994,000.00 has been fully paid.

2. Hoechst AG and the Buyer jointly incorporated Targor on the basis of a joint venture agreement dated June 12, 1997 (deed No. A.Prot 1997/35 of the notary Dr. Werner Wenger, Basel) (the "JOINT VENTURE AGREEMENT"). Hoechst AG has transferred its shares to the Seller, including the future share resulting from the capital increase described under subsection 1 above, within as part of the spin-off of its base chemicals, acetates and technical polymer businesses. The spin-off became effective with the registration with the commercial register of Hoechst AG on October 22, 1999.

3. On July 27, 1999 the Buyer, Hoechst AG, the Seller and Celanese (at that time under the firm name "Diogenes Erste Vermoegensverwaltungs AG") consented to the transfer of the share of Hoechst AG in Targor GmbH to the Seller and to the subsequent spin-off of the share in the Seller to Celanese. The Buyer simultaneously declared its consent to Hoechst AG withdrawing from the Joint Venture Agreement and transferring all its rights and duties arising from the Joint

     Venture Agreement to Celanese with exonerating effect as a result of the spin-off. Furthermore, the Seller acceded to the Joint Venture Agreement by virtue of the agreement concluded on July 27, 1999. (see notarial deed A.Prot 1999/98 of the notary Dr. Werner Wenger, Basel).

4. Pursuant to the Joint Venture Agreement, the Buyer had a call-option and the Seller had a put-option, both exercisable for the first time as of January 1, 2001. In lieu of exercising these options, the parties have agreed that the Seller shall transfer its shares described under subsection 1 in the aggregate amount of DM 9,997,000.00 as well as its future share in the amount of DM 1,000.00 to the Buyer already now.

Therefore, the parties agree as follows:

                                    SECTION 1

                         PURCHASE AND TRANSFER OF SHARES

1.1. The Seller hereby sells and, subject to the conditions precedent set forth in Section 1.2., transfers to the Buyer the shares described in the Preamble under subsection 1 in the amounts of DM 9,997,000.00 and DM 1,000.00 (the "SOLD SHARES"). The sale and transfer includes all rights and duties attached to the shares, including the entitlement to all profits retained.

1.2 The transfer of the Sold Shares shall become effective when the following conditions have been satisfied (conditions precedent):

     1.2.1 The purchase price pursuant to Section 2.1 has been credited irrevocably and unconditionally to the Seller's account pursuant to
           Section 2.2 and

     1.2.2 the capital increase mentioned in subsection 1 of the Preamble has been registered with the commercial register.

           The condition precedent in Section 1.2.2 shall only apply to the transfer of the future share in the amount of DM 1,000.00. The parties shall notify the undersigned notary of the fulfillment of the conditions precedent without undue delay, providing a copy to the other party. The notary will notify the parties when all conditions precedent are met and will then apply for registration of the transfer of the Sold Shares in Targor pursuant to Section 16 German Limited Liability Companies Act (GmbH-Gesetz).

1.3 The parties declare that the sale and transfer of the Sold Shares is carried out in derogation of Sections 21 and 22 of the Joint Venture Agreement. The parties waive any rights ensuing from these provisions. In particular, Seller and Buyer acknowledge the purchase price laid down in this contract as binding and final and waive all and any rights which might result from Section 22 of the Joint Venture Agreement in connection with annex 22 thereto.

                                    SECTION 2
                                 PURCHASE PRICE

2.1        The purchase price for the Sold Shares is DM 520 Mio. (in words:
           Deutsche Mark five hundred and twenty million).

2.2        The purchase price shall be due for payment on December 20, 1999.

           The purchase price shall be paid into the following account of the
           Seller:

                             Account No. 07 709 948
                         Dresdner Bank AG Frankfurt/Main

                                 BLZ 500 800 00

2.3 The purchase price shall be paid without deductions for bank or other processing fees. Payment of the purchase price is deemed to be performed when the pur-chase price has been credited unconditionally and irrevocably to the account of the Seller.

2.4 The Buyer shall have no right of retention regarding the purchase price claim. The Buyer may set off claims against the purchase price claim only to the extent acknowledged by the Seller or established by final and non-appealable court judgement.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES BY THE SELLER

3.1 The Seller represents and warrants that it is the sole and unrestricted owner of the Sold Shares at the time of the transfer and that they are neither charged with any encumbrances or other rights which could be asserted by third parties.

3.2 The Seller accepts no further representations or warranties with regard to the Sold Shares or to the business of Targor. Any further claims by the Buyer of whatever nature resulting from the sale of the Sold Shares, whether for a reduction of the purchase price (Herabsetzung des Kaufpreises), rescission (Wandelung) or cancellation of the contract (Ruecktritt), damages or other legal consequences, and no matter on what basis (including breach of precontractual duties (culpa in contrahendo) and voidability (Anfechtbarkeit)), shall be excluded. The provisions in Section 5 of this contract shall remain unaffected by this.

3.3 Claims for wilful misconduct of the Seller shall not be excluded or restricted by the provisions of this contract.

                                    SECTION 4
      MEMBERS OF THE SHAREHOLDERS' COMMITTEE (GESELLSCHAFTERAUSSCHUSS)

The Seller shall ensure that the members of the shareholders' committee of Targor that are appointed by the Seller shall lay down their offices as member of the shareholders' committee with effect from the day of effectiveness of the transfer of the Sold Shares.

                                    SECTION 5
             SURVIVING OBLIGATIONS UNDER THE JOINT VENTURE AGREEMENT

5.1 The parties agree that the Joint Venture Agreement terminates with the effectiveness of the transfer of the Sold Shares, with the exception of Sections 7 to 9, 19.1 and 24 of the Joint Venture Agreement.

5.2 With regard to the surviving Sections 7 to 9, 19.1 and 24 of the Joint Venture Agreement, the parties confirm and agree as follows:

           5.2.1 Claims under Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.7 of the Joint Venture Agreement are time-barred.

           5.2.2 The Buyer confirms that up to now, it has not become aware of any claims under Section 8 of the Joint Venture Agreement against the Seller or Celanese. To the extent that such claims have come into existence before the conclusion of this agreement without the Buyer having knowledge thereof due to gross negligence, the Buyer waives any such claims. Knowledge within the meaning of this provision shall be determined by the knowledge of both managing directors of Targor (and not only one of them).

           5.2.3 Beyond the provisions in Section 9.4 of the Joint Venture Agreement the Buyer undertakes to notify Celanese without undue delay of the coming into existence of a claim under the provisions of the Joint Venture Agreement which are still in force, and to inform Celanese without undue delay and in a comprehensive manner as well as to keep it up-to-date about all circumstances that could give rise to such claim against the Seller or Celanese. The Buyer shall grant Celanese the opportunity to participate in all meetings and negotiations relating thereto. Furthermore, the Buyer shall ensure that Celanese will have full access to all files, documents and information of Targor and its holding companies (as defined in the Joint Venture Agreement) that could be useful in connection with the defense against possible claims by the Buyer against the Seller or Celanese under this contract or under the Joint Venture Agreement, or that are asked for upon reasonable grounds upon request of Celanese.

               Moreover, in case of liability pursuant to Section 7 of the Joint Venture Agreement, the Buyer shall ensure that Celanese gains access to all relevant sites and is able to carry out investigations at its own costs. The Buyer further undertakes to provide Celanese with copies of all pertinent materials.

               Liability pursuant to Section 8.6 of the Joint Venture Agreement shall also apply to the extent that loss carry forwards are reduced as a result of tax audits of the accounts which relate to the period before the transfer of the Sold Shares becomes effective. If Targor receives reimbursement of taxes as a result of a tax audit, even if such reimbursement merely leads to an increase in the loss carry forwards, shall reduce the Seller's obligation to pay compensation. The compensation payment comes into existence once Targor, due to a tax audit surplus, is actually obliged to effect the tax payment.

               In case of tax audits of the accounts which relate to a period for which the Seller is liable under the Joint Venture Agreement or this agreement, the Buyer shall grant the Seller the opportunity to participate in all relevant tax audit activities (Pruefungshandlungen). In particular, the Seller shall be entitled to submit proposals for taking appropriate legal action. The right of final decision remains with Targor. This right of participation shall, however, be subject to the consent of a new shareholder of the

               Targor group. The obligation to pay compensation shall arise only if the Seller consents to the course of action taken by Targor or if it would not have been entitled to deny such consent upon reasonable assessment of the factual and legal position.

               The Buyer shall ensure that Targor will support the Buyer in fulfilling the aforementioned duties.

5.3 The Buyer shall ensure that Targor will fulfill the duties resulting from Section 19.1 of the Joint Venture Agreement.


                                    SECTION 6
               CONTINUING OBLIGATIONS BETWEEN TARGOR AND CELANESE

6.1 After the transfer of the Sold Shares pursuant to Section 1.2 has become effective, the agreements listed in Annex 1 which have been concluded in connection with the Joint Venture Agreement (the "IMPLEMENTATION AGREEMENTS") shall continue to apply between Targor and Celanese or its affiliates.

6.2 In the context of the spin-off described in section 2 of the preamble the parties contracting with Targor in the Implementation Agreements have changed. The Buyer consents to the assumption of the rights and obligation resulting from the Implementation Agreements by the respective companies mentioned in Annex 1 and will ensure that Targor also consents thereto.

6.3 As of the date of effectiveness of the transfer of the Sold Shares, there are no further legal relationships between the Buyer and/ or Targor on the one hand and Celanese and/ or the Seller on the other hand with regard to the Seller's share in Targor which is transferred pursuant to this contract, other than the legal relationships set forth in Sections 5 and 6 of this contract.

6.4 For those employees heretofore insured in the pension fund (Pensionskasse der Mitarbeiter der Hoechst -Gruppe VVaG), Targor shall have the opportunity to carry on the full memberships within the framework of the articles of the pension fund as amended. If and to the extent Targor decides to terminate the pension plan by using the pension fund, both the vested rights and the corresponding cover funds shall remain with the pension fund.

                                    SECTION 7
                            NOTICES AND DECLARATIONS

7.1 Notices and declarations to the Buyer in connection with this agreement shall be deemed to have been made validly if made by registered mail or courier to the following address or to any other address communicated in writing by the Buyer to Celanese:

          BASF Aktiengesellschaft
          - Zentralabteilung Recht-
          Herrn Dr. Winter
          Carl-Bosch-Strasse 38
          67056 Ludwigshafen.

7.2 Notices and declarations to the Seller and/ or Celanese in connection with this agreement shall be deemed to have been made validly if made by registered mail or courier to the following address or to any other address communicated in writing by the Seller or Celanese to the Buyer; a notification of Celanese shall be deemed to represent a notification of the Seller as well:

          Celanese AG
          - Rechtsabteilung -
          Herrn Dr. Tino Preissler
          Brueningstrasse 50

          65926 Frankfurt am Main.

                                    SECTION 8

                                  MISCELLANEOUS

8.1 To the extent that the Buyer has undertaken in this agreement to ensure that Targor behaves in a certain manner, this obligation of the Buyer shall equally apply with regard to any legal successor of Targor.

8.2 Changes and amendments to this contract, including this very provision, shall be valid only if made in writing.

8.3 Any taxes and other public levies arising in connection with this agreement, as well as the costs of the notarization of this agreement, shall be borne by the Buyer and the Seller at one half each up to an aggregate amount of DM 500,000.--; the Buyer shall bear any exceeding amounts. The foregoing provision shall not apply to taxes to be borne by the Seller for any capital gain.

8.4 Should any provision of this agreement be invalid or unenforceable, the parties shall endeavour to agree upon a valid provision which most effectively serves the intended economic purpose in order to replace the invalid or unenforceable provision.

8.5 Rights and duties under this agreement may not be transferred to a third party in whole or in part without prior consent of all other parties.


                                    SECTION 9
                                   ARBITRATION

For all disputes arising under this Agreement, with regard to its validity or in connection with this agreement Section 24 of the Joint Venture Agreement applies mutatis mutandis.

The foregoing Purchase and Transfer Agreement together with Annex 1 was read by me, the notary, to the persons appearing, was approved by the persons appearing and was then personally signed by them and by me, the notary, affixing my seal of office.

Basel, December 17 (seventeen) 1999 (nineteen hundred and ninety nine)

                                                                   [signatures]

                                [seal of office]

A.Prot. 1999/236

[fee stamps]


     The Registrant hereby represents that the above English translation is a fair and accurate translation of the Targor Purchase and Transfer Agreement dated as of December 17, 1999 by and between Diogenes Dreizehnte
Vermoegensverwaltungs GmbH, Celanese AG and BASF Aktiengesellschaft.


                                             Celanese AG

                                             By: /s/ Joachim Kaffanke
                                                --------------------------------
                                                 Dr. Joachim Kaffanke

                                                             ANNEXES A, B AND C

                                                                        ANNEX A

                                POWER OF ATTORNEY

The undersigned Diogenes Dreizehnte Vermoegensverwaltungs GmbH, Frankfurt am Main, hereby authorizes

          Mr. Ulrich Bergrath
          Mr. Ralf Christner
          Mr. Wolfdietrich Geidel
          Dr. Stephan Gutzler
          Dr. Tino Preissler

          joint business address Brueningstrasse 50, 65929 Frankfurt am Main each of them acting alone, to conclude a purchase and transfer agreement in the name of Diogenes Dreizehnte Vermoegensverwaltungs GmbH with BASF AG, Ludwigshafen/Rhein and with Celanese AG, Frankfurt am Main. In this contract, the shares held by Diogenes Dreizehnte Vermoegensverwaltungs GmbH in Targor GmbH, Mainz, shall be sold and transferred from Diogenes Dreizehnte Vermoegensverwaltungs GmbH to BASF AG.

The proxies, each of them acting alone, shall be authorized to make and accept all statements as well as to take all actions which they consider necessary or appropriate in the aforementioned context.

The proxies, each of them acting alone, shall be relieved from the restrictions set forth in Section 181 German Civil Code (BGB) and shall be authorized to grant sub-powers of attorney with equal relief from the restrictions set forth in Section 181 BGB.

This power of attorney is governed by the law of the Federal Republic of Germany.

Frankfurt am Main, December 10, 1999

Diogenes Dreizehnte Vermoegensverwaltungs GmbH

------------------------                              -------------------------
     [signature]                                                [signature]

                                      -16-
                                                                        ANNEX B

                                POWER OF ATTORNEY

The undersigned Celanese AG, Frankfurt am Main, hereby authorizes

          Mr. Ulrich Bergrath
          Mr. Ralf Christner
          Mr. Wolfdietrich Geidel
          Dr. Stephan Gutzler
          Dr. Tino Preissler

          joint business address Brueningstrasse 50, 65929 Frankfurt am Main each of them acting alone, to conclude a purchase and transfer agreement in the name of Celanese AG with BASF AG, Ludwigshafen/Rhein and with Diogenes Dreizehnte Vermoegensverwaltungs GmbH, Frankfurt am Main. In this contract, the shares held by Diogenes Dreizehnte Vermoegensverwaltungs GmbH in Targor GmbH, Mainz, shall be sold and transferred from Diogenes Dreizehnte
Vermoegensverwaltungs GmbH to BASF AG.

The proxies, each of them acting alone, shall be authorized to make and accept all statements as well as to take all actions which they consider necessary or appropriate in the aforementioned context.

The proxies, each of them acting alone, shall be relieved from the restrictions set forth in Section 181 German Civil Code (BGB) and shall be authorized to grant sub-powers of attorney with equal relief from the restrictions set forth in Section 181 BGB.

This power of attorney is governed by the law of the Federal Republic of Germany.

Frankfurt am Main, December 10, 1999

CELANESE AG

------------------------                              -------------------------
     [signature]                                               [signature]

[BASF stationary]

                                                                        ANNEX C

                                POWER OF ATTORNEY

We hereby authorize

          Dr. Michael Winter, born April 10, 1964, German citizen, identity card No. 6094335268, resident 69118 Heidelberg, Schloss Wolfsbrunnenweg
          32

to conclude the contract in the name of BASF Aktiengesellschaft with Diogenes Dreizehnte Vermoegensverwaltungs GmbH, Frankfurt am Main ("Diogenes") and with Celanese AG, Frankfurt am Main, in which, among other things, all shares held by Diogenes in Targor GmbH, Mainz, shall be transferred to BASF Aktiengesellschaft.

The proxy is authorized to make and accept all statements as well as to take all actions which he considers necessary or appropriate in the aforementioned context.

Ludwigshafen, December 14, 1999

BASF Aktiengesellschaft

[signature]                                         [signature]
Goldmann                                             von Heyl

No. 4393 of the Roll of Deeds for 1999

I hereby certify that the foregoing signatures which have been subscribed personally in my presence by

1.    Dr. Heinz Gerd G o l d m a n n , lawyer,

      in Ludwigshafen/ Rhein

2.    Dr. Albrecht von H e y l , lawyer, in Ludwigshafen/ Rhein

acting for BASF AKTIENGESELLSCHAFT in Ludwigshafen/ Rhein are genuine.

Dr. Goldmann and Dr. von Heyl are personally known to me

I further certify that the commercial register maintained by the local court in Ludwigshafen/ Rhein -which I have inspected today- shows under docket number HR B 3000 that Dr. Goldmann and Dr. von Heyl are authorized to represent BASF AKTIENGESELLSCHAFT domiciled in Ludwigshafen/ Rhein in their capacity as "Prokurists" by acting jointly.

Ludwigshafen/ Rhein, December 14, 1999

                                     Notary

Maximum value

ANNEX 1

ANNEX 1

---------------------------------------------------------------------------------------------
            NAME OF THE CONTRACT                                PARTIES
---------------------------------------------------------------------------------------------

Contribution Agreement HOECHST                    Celanese AG - Targor GmbH

(Annex 5.1.2 to the Joint Venture Agreement)

between BASF AG and Hoechst AG dated

June 12, 1997 ("Joint Venture Agreement")
---------------------------------------------------------------------------------------------
Technology Agreement HOECHST                      Celanese AG - Targor GmbH

(Annex 6.4 to the Joint Venture Agreement)
---------------------------------------------------------------------------------------------
Trademark License Agreement HOECHST               Celanese AG - Targor GmbH

(Annex 6.5 to the Joint Venture Agreement)
---------------------------------------------------------------------------------------------
Personnel Agreement HOECHST                       Celanese AG - Targor GmbH

(Annex 6.7 to the Joint Venture Agreement)
---------------------------------------------------------------------------------------------

Propylene Supply Contract HOECHST                 CPO Celanese AG & Co. Procurement

(Annex 19.4 to the Joint Venture Agreement)       Olefin KG (before the spin-off of Celanese

                                                  AG from Hoechst AG: HPO Hoechst

                                                  Aktiengesellschaft & Co. Procurement

                                                  Olefin KG) - Targor GmbH
---------------------------------------------------------------------------------------------